Exhibit 10.14

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

BIOMATERIALS LICENSE AGREEMENT

This Agreement is made effective the 28th day of September, 2016 (the “Effective Date”), by and between the University of Pittsburgh - Of the Commonwealth System of Higher Education, a non-profit corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with an office at 1st Floor Gardner Steel Conference Center, 130 Thackeray Avenue, Pittsburgh, Pennsylvania 15260 (“University”), and Oncorus, Inc. (“Licensee”), a company organized and existing under the laws of Delaware, having an office at 450 Kendall Street, Cambridge MA 02142.

WHEREAS, the materials identified in Exhibit A (“Derived Materials”) have resulted from the research efforts of [***], a professor at University, working together with other researchers at University (“Researchers”); and

WHEREAS, the Derived Materials were created by the Researchers using: a) [***] obtained from Washington University under a UBMTA (“WU Materials”);

WHEREAS, the University amended the UMBTA with Washington University effective July 12, 2016 to allow the University to further license and transfer the Derived Materials to Licensee for commercial use in connection with this license;

WHEREAS, University owns the Derived Materials listed in Exhibit A; provided however, Washington University continues to own the WU Materials contained therein;

WHEREAS, Licensee is solely responsible for obtaining from Washington University any rights to the WU Materials necessary for use in connection with this Agreement;

WHEREAS, Licensee desires to obtain a license to the Derived Materials upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, agree as follows:

1.	Definitions. The following definitions shall apply in this Agreement:

(a) “Licensed Field” shall mean all fields of use; provided however Licensee shall not be permitted to use the Derived Material that are listed in Exhibit A and which are physically transferred to Licensee under paragraph 3 below in humans.

(b) “University’s Rights” shall mean University’s rights as owner by assignment, or otherwise, in the Derived Materials and any know-how embodied in the Derived Materials, and to the extent applicable, any other rights in progeny, subclones, modifications or derivatives of the Derived Materials.

(e) “Derived Materials” shall mean the tangible material specifically described in Exhibit A and physically transferred to Licensee and any unmodified copies, progeny and subclones made therefrom.

(f) “Derived Material Improvements” include all modifications and derivatives of Derived Materials that include Derived Materials and Licensee’s or any third party’s materials contained therein.

(g) “Licensed Product” shall mean any product which in whole or in part incorporates Derived Material or Derived Material Improvements.

(h) “First Commercial Sale” means the first arm’s length commercial sale for monetary value by Licensee or sublicensee of a Licensed Product for end use or consumption by the general public.

2.

Grant. To the extent it may lawfully do so, the University hereby grants to Licensee an exclusive license to the University’s Rights to the Derived Materials, which grant includes the right to sublicense, to make, have made, sell, have sold, use, import, export, modify and derivatize in order to make Derived Material Improvements, and to possess the Derived Materials in the Licensed Field. The parties acknowledge that if any United States agency has funded research from which the Derived Materials arose, the United States may be entitled to certain rights under the provisions of 35 U.S.C. § 200, et seq. and applicable regulations of Chapter 37 of the Code of Federal Regulations. The license granted hereunder shall be subject to such rights.

a.	University reserves the right to use, modify and transfer the Derived Materials listed in Exhibit A, for non-commercial education and research purposes.

b.

Licensee shall have the right to enter into sublicensing arrangements with third parties [***]. Licensee agrees that any sublicense granted shall provide that the obligations to University of Articles 4d, 6, 7, 9 and IO of this Agreement shall be binding upon the sublicensee as if it were party to this Agreement. For the avoidance of doubt, Licensee shall be solely responsible for transferring the Derived Materials to sublicensees.

c.

For the avoidance of doubt, this Agreement does not transfer and/or grant to Licensee or its sublicensees any rights in and to the WU Materials alone, and Licensee understands and agrees that it must negotiate directly with Washington University to secure rights to the WU Materials.

3.

Transfer and Disposition of Derived Materials. University shall direct Dr. Glorioso to transfer the quantities of the Derived Materials listed in Exhibit A to Licensee within [***] of the Effective Date of this Agreement. Licensee shall not sell, transfer, assign or otherwise provide access to or dispose of any of the Derived Materials received from University, to any third parties except as set forth in section 2b. For the avoidance of doubt, Derived Materials physically transferred to the Licensee pursuant to this section 3 may not be used in humans. Licensee acknowledges that it will hold the Derived Materials as a bailee of University and that such Derived Materials shall remain the sole property of University. Upon written notice of termination of this Agreement by University, Licensee shall, at University’s option, either return or destroy the Derived Materials received from University to include all unmodified copies, progeny subclones, and any Derived Material Improvements that incorporate the tangible material specifically described in Exhibit A thereof made under the terms of this Agreement.

4.	Consideration.

(a)

Initial Licensee Fee. Licensee agrees to pay to University a non-refundable, initial license fee of [***] payable within [***] of the Effective Date of this Agreement, and an annual license fee of [***], payable within [***] of the anniversary of the Effective Date of this Agreement.

(b)	Milestone Payments.

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(c)

All payments pursuant to this Agreement may be made by check or by wire transfer in United States dollars without deduction or exchange, collection or other charges and directed to the address or, in the case of wire transfer, to the bank, set forth in Paragraph 8(b). Taxes imposed by any foreign governmental agency on any payment to be made to University by Licensee shall be paid by Licensee without deduction from any payment due to University hereunder.

(d)

The balance of any payments pursuant to this Agreement which are overdue shall bear interest, [***], calculated from the due date until payment is received at the rate of [***]. Payment of such interest by Licensee shall not negate or waive the right of University to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment, including, but not limited to, termination of this Agreement as set forth in Paragraph 5.

(e)

No later than [***] after December 31 of each calendar year during the term of this Agreement, Licensee shall provide to University a written annual progress report, as illustrated in Exhibit B, describing Licensee’s progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding twelve-month period ending December 31.

(f)

Disclaimer of Warranties and Limitation of Liability. UNIVERSITY, AND ITS AGENTS AND/OR EMPLOYEES, MAKE NO REPRESENTATIONS, EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES FOR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUME NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE DERIVED MATERIALS OR THEIR USE BY LICENSEE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. UNIVERSITY ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF UNIVERSITY AND ITS AGENTS AND/OR EMPLOYEES FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN

IF UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING THE USE OF THE WU MATERIALS AND THE DERIVED MATERIALS AND/OR THE DERIVED MATERIAL IMPROVEMENTS LICENSED UNDER THIS AGREEMENT. LICENSEE ASSUMES ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY USE OF THE MATERIALS PROVIDED HEREUNDER.

5.

Term and Termination. The term of this license shall begin on the Effective Date of this Agreement and shall continue for a period of thirty (30) years thereafter, and renew for successive, additional thirty (30) year terms upon written approval of the University, not to be unreasonably withheld, delayed or conditioned, unless otherwise terminated as provided herein or as permitted by law. Licensee may terminate this Agreement at any time by giving at least [***] prior written notice of such termination to University, but only if Licensee is in compliance with its obligations set forth in Section 4(a) above. University may, at its option, terminate this Agreement upon prior written notice to Licensee if: (a) Licensee defaults in the performance of any of the obligations herein contained and such default has not been cured within [***] after receiving written notice thereof from University; (b) Licensee ceases to carry out its business, becomes bankrupt or insolvent, applies for or consents to the appointment of a trustee, receiver or liquidator of its assets or seeks relief under any law for the aid of debtors. Upon the termination of this Agreement, Licensee shall remain obligated to provide an accounting for and to pay license fees due on or before the effective date of termination, without any proration of such license fees. [***].

6.

Indemnity. Licensee shall at all times during the term of this Agreement and thereafter indemnify, defend and hold University, its trustees, officers, faculty members, employees and affiliates (“Indemnified Parties”) harmless against all claims and expenses, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property or the environment, and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from: (i) the production, manufacture, sale, use, lease, consumption or advertisement of the Derived Materials or Derived Material Improvements in the Licensed Field, or (ii) arising from or relating to this Agreement. Licensee shall provide this defense and indemnity whether or not any Indemnified Party, either jointly or severally, is named as a party defendant and whether or not any Indemnified Party is alleged to be negligent or otherwise responsible for any injuries to person or property. The obligation of Licensee to defend and indemnify as set forth herein shall survive termination of this Agreement and shall not be limited by any other limitation of liability elsewhere in this Agreement.

7.	Insurance. Licensee shall obtain and carry in full force and effect liability insurance which shall protect Licensee and University in regard to events covered by Section 6 above, as provided below:

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The Products Liability coverage required by 8.2(b) above shall be secured no later than [***] prior to the earlier of the First Commercial Sale of any Licensed Product or service using the Derived Materials or Derived Material Improvements by Licensee or sublicensees, or first use in humans of any Derived Materials or Derived Material Improvements created by Licensee or its sublicensees and approved for such use in humans. The University of Pittsburgh is to be named as an additional insured with respect to insurance policies identified in Sections 7(a) and 7(b) above. Except as specifically set forth above for Products Liability coverage, certificates of insurance evidencing the coverage required above shall be filed with University’s Office of Technology Management, 200 Gardner Steel Conference Center, Thackeray & O’Hara Streets, Pittsburgh, PA 15260, no later than [***] after execution of this Agreement and annually thereafter. Such certificates shall provide that the insurer will give University not less than [***] advance written notice of any material changes in or cancellation of coverage.

8.	Notices.

(a)

Any notices required to be given pursuant to this Agreement shall be in writing and shall be effective on the earliest date of actual receipt as a consequence of any effective method of delivery, including but not limited to hand delivery, email transmission, facsimile, delivery by a professional courier service, or by certified or registered mail addressed to the intended party at the addresses set forth below, or to any future address specified by a party in a written notice, provided that any notice of a change of address shall be effective only upon actual receipt.

If to University:

Vice Chancellor for Technology Management and

Commercialization

Innovation Institute

University of Pittsburgh

1st Floor Gardner Steel Conference Center

Thackeray Avenue

Pittsburgh, PA 15260

If to Licensee:

Chief Executive Officer

Oncorus, Inc.

450 Kendall Street

Cambridge, MA 02142

(b)	Any payments to University hereunder by wire transfer shall be directed as follows:

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The Licensee shall be responsible for all applicable fees and costs relating to any wire transfer to include translation fees and shall not deduct any such fees from amounts due to the University pursuant to this Agreement.

Licensee may include all applicable wire transfer fee(s), in addition to the amounts due to University, in a wire transfer to the University.

(c)	Licensee acknowledges that all invoices generated by University pursuant to this Agreement will be sent electronically, via e-mail, in PDF format, unless instructed otherwise by Licensee in writing.

9.

Assignment. This Agreement is not assignable without the prior written consent of the other Party, which shall not be unreasonably withheld, delayed or conditioned, and any attempt to do so shall be null and void; provided, however, that Licensee may assign this Agreement without University’s prior written consent to (i) an Affiliate or (ii) a third party in connection with a merger or consolidation or the transfer of all or substantially all of the assets or business of Licensee to which this Agreement relates, provided that the assignee agrees in writing in advance of such assignment to be bound by the terms of this Agreement to the same extent as Licensee in advance of such assignment, and the assumption agreement is promptly delivered to University. “Affiliate” shall mean any entity at least 50% owned or controlled by Licensee.

10.

Miscellaneous. This Agreement shall be governed by and construed in all respects in accordance with the laws of the Commonwealth of Pennsylvania. The forum for any action relating to this Agreement, including those brought against individuals such as University employees or agents, shall be the Courts of Allegheny County, Pennsylvania, or, if in a federal proceeding, the United States District Court for the Western District of Pennsylvania. The parties hereto are independent contractors and not joint venturers or partners. This Agreement is not assignable. This Agreement constitutes the full understanding and entire agreement between the parties and supersedes all previous representations, negotiations, or understandings between the parties and/or its employees or agents, whether written or oral, regarding the subject matter of this Agreement. Except as otherwise agreed separate from this Agreement, Licensee agrees not to use University’s name or the names of University inventors of the Materials in any promotion, advertising, or any other form of publicity without the prior written approval of University.

11.

Export Control. Licensee agrees that with respect to the performance of this Agreement or the practice of the rights granted by the University hereunder, it shall comply with any and all applicable United States export control laws and regulations, as well as any and all embargoes and/or other restrictions imposed by the Treasury Department’s Office of Foreign Asset Controls.

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IN WITNESS WHEREOF, the parties represent and warrant that each has the authority to bind the Party to this Agreement and hereto have duly executed this Agreement on the date set forth on the first page hereof.

	Reviewed and approved by OGC	University of Pittsburg – Of the
	University of Pittsburgh	Commonwealth System of Higher Education

By:	/s/ Illegible	By:	/s/ Marc S. Malandro
Marc S. Malandro, Ph.D., CLP, RTTP
Date:	10/7/16	Vice Chancellor for Technology
Management and Commercialization

Licensee

		By:	/s/ Mitchell Finer
		Name:	Mitchell Finer, Ph.D.
		Title:	CEO & CSO

EXHIBIT A

DERIVED MATERIALS

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EXHIBIT B

SAMPLE PROGRESS REPORT

Licensee name:

Report date:

Technology title:

Progress Report

A.	Development report

1.

Activities, e.g., regulatory approvals, manufacturing, sublicensing, marketing and sales, etc., completed since last report including the object and parameters of the development, when initiated, when completed and the results

2.	Activities currently under investigations, i.e., ongoing activities including object and parameters of such activities, when initiated, and projected date of completion